As filed with the Securities and Exchange Commission
                               on October 15, 1997
                                                           No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                VITAL SIGNS, INC.
             (Exact name of registrant as specified in its charter)

           New Jersey                                      11-2279807
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                            Identification No.)

20 Campus Road, Totowa, New Jersey                             07512
(Address of Principal Executive Offices)                     (Zip Code)

                           VITAL SIGNS INVESTMENT PLAN
                            (Full title of the plan)

                   Anthony J. Dimun, Executive Vice President
                                Vital Signs, Inc.
                                 20 Campus Road
                            Totowa, New Jersey 07512
                                 (201) 790-1330
            (Name, address and telephone number, including area code,
                              of agent for service)

                                  with a copy to:
                            Peter H. Ehrenberg, Esq.
                Lowenstein, Sandler, Kohl, Fisher & Boylan, P.C.
                              65 Livingston Avenue
                           Roseland, New Jersey 07068

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                Proposed         Proposed
Title of                        maximum          maximum
securities                      offering         aggregate        Amount of
to be        Amount to be       price per        offering         registration
registered   registered         unit (1)         price            fee

--------------------------------------------------------------------------------
Common       600,000 shares     $18.00           $10,800,000       $3,273
Stock, no                  (2)
par value

--------------------------------------------------------------------------------
(1) Pursuant to Rule 457, the proposed maximum offering price per share is estimated for the purpose of computing the amount of the registration fee and is based upon the average of the high and low sales prices of the Common Stock of the registrant reported on the Nasdaq National Market on October 10, 1997.

(2) Plus  such  indeterminate   number  of  additional shares  as  shall  become
    issuable pursuant to the anti-dilution provisions of the above-mentioned plan. An additional 300,000 shares of Common Stock issuable under the
    Investment   Plan  were  registered  on a  Registration  Statement  on Form
    S-8 (No. 33-73800) filed with the SEC on January 6, 1994.

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents, filed by Vital Signs, Inc. (the "Company") with the Securities and Exchange Commission, are hereby incorporated by reference:

     (a) the Company's Annual Report on Form 10-K for the year ended September 30, 1996;

     (b) the Company's Quarterly Reports on Form 10-Q for the periods ended December 31, 1996, March 31, 1997 and June 30, 1997;

     (c) the Company's Current Reports on Form 8-K, dated August 1, 1997 and March 19, 1997; and

     (d) the description of the Common Stock of the Company contained in the Company's most recent registration statement filed under the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities then offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that such statement is modified or superseded by a subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement except as so modified or superseded.

Item 4.  Description of Securities.

                  Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

                  Not Applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 3-5 of Title 14A of the New Jersey Business Corporation Act contains detailed provisions for indemnification of directors and officers of New Jersey corporations against expenses, judgments, fines and settlements in connection with litigation.

     The registrant's Restated Certificate of Incorporation provides for indemnification of the registrant's directors and officers against certain liabilities. The Restated Certificate of Incorporation also provides for exculpation of the registrant's directors and officers from liabilities (subject to certain exceptions).

     The registrant maintains a directors' and officers' liability insurance policy which will insure its directors and officers and the directors and officers of its subsidiaries in certain circumstances.

Item 7.  Exemption From Registration Claimed.

          Not Applicable.

Item 8.  Exhibits.

         4.1  Registrant's    Restated    Certificate   of    Incorporation  is
              incorporated by reference to Exhibit 3.1 of Registrant's Annual Report on Form 10-K for the year ended September 30, 1995.

         4.2  By-laws,  as  amended,  are  incorporated by reference to Exhibit
              3.2 of the Registrant's Registration Statement on Form S-1 (No. 33-35864) initially filed with the Securities and Exchange Commission on July 13, 1990.

         4.3 1984 Economic Development Authority Loan Agreement is incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-1 (No. 33-35864) initially filed with the Commission on July 13, 1990.

         4.4 Amended and Restated Loan Agreement between the Company and the New Jersey Economic Development Authority, dated as of November 1, 1990, is incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-1 (No. 33-34107) initially filed with the Commission on February 21, 1991.

         4.5 Letter of Credit and Reimbursement Agreement, dated August 27, 1993, between the Company and Chemical Bank New Jersey N.A., is incorporated by reference to Exhibit 4.3 to the Company's Annual Report on Form 10-K for the year ended September 30, 1993.

         5.1  Opinion of Lowenstein, Sandler, Kohl, Fisher & Boylan, P.C.

        23.1  Consent of Goldstein Golub Kessler & Company, P.C.

        23.2 Consent of Lowenstein, Sandler, Kohl, Fisher & Boylan, P.C. is included in Exhibit 5.1

        24.1  Power of Attorney.

        99.1  Vital Signs Investment Plan, as amended and restated.

Item 9.  Undertakings.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the
                  Securities Act of 1933;

             (ii) To reflect in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii) To include any material information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that Paragraphs 1(i) and 1(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Totowa, State of New Jersey, on October 14, 1997.

                                                 VITAL SIGNS, INC.


                                                 By:/s/Anthony J. Dimun
                                                    ________________________
                                                    Anthony J. Dimun
                                                    Executive Vice President


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.

    Signature              Title                                     Date

*/s/Terry D. Wall      President, Chief Executive              October 14, 1997
______________________ Officer (Principal Executive
Terry D. Wall          Officer) and Director

*/s/David J. Bershad   Director                                October 14, 1997
______________________
David J. Bershad

/s/Anthony J. Dimun    Executive Vice President,               October 14, 1997
______________________ Chief Financial Officer,
Anthony J. Dimun       Treasurer, Secretary and
                       Director (Chief Financial
                       and Accounting Officer)

*/s/Joseph J. Thomas   Director                                October 14, 1997
_____________________
Joseph J. Thomas

*/s/John Toedtman      Director                                October 14, 1997
_____________________
John Toedtman

*/s/Barry Wicker       Director                                October 14, 1997
_____________________
Barry Wicker

                       *By:/s/Anthony J. Dimun
                           _______________________
                           Anthony J. Dimun
                           Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit No.                  Description                            Page No.

4.1 Registrant's Restated Certificate of Incorporation is incorporated by reference to Exhibit 3.1 of Registrant's Annual Report on Form 10-K for the year ended September 30, 1995.

4.2 By-laws, as amended, are incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1 (No. 33-35864) initially filed with the Securities and Exchange Commission on July 13, 1990.

4.3 1984 Economic Development Authority Loan Agreement is incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-1
          (No. 33-35864) initially filed with the Commission on July 13, 1990.

4.4 Amended and Restated Loan Agreement between the Company and the New Jersey Economic Development Authority, dated as of November 1, 1990, is incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-1
          (No. 33-34107) initially filed with the Commission on February 21, 1991.

4.5 Letter of Credit and Reimbursement Agreement, dated August 27, 1993, between the Company and Chemical Bank New Jersey N.A., is incorporated by reference to Exhibit 4.3 to the Company's Annual Report on Form 10-K for the year ended September 30, 1993.

5.1       Opinion of Lowenstein, Sandler, Kohl, Fisher &
          Boylan, P.C.

23.1      Consent of Goldstein Golub Kessler & Company, P.C.

Exhibit No.              Description                                  Page No.

23.2      Consent of Lowenstein, Sandler, Kohl, Fisher &
          Boylan, P.C. is included in Exhibit 5.1.

24.1      Power of Attorney.

99.1      Vital Signs Investment Plan, as amended.